Keith Meister
525 West 22nd Street
New York, NY 10011

June 1, 2005

Icahn Management LP
Icahn Onshore LP
Icahn Offshore LP
The Icahn Related Entities
767 Fifth Avenue
New York, New York 10153

Re: Agreement dated as of December 31, 2004 (the "Agreement"), by and between Icahn Management LP (the "Management Company"), Icahn Onshore LP, Icahn Offshore LP, the Icahn Related Entities (as defined in the Agreement) and Keith Meister ("Employee") (capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement)

Dear Sirs:

The purpose of this letter is to clarify certain terms of Employee's employment with the Management Company and the Icahn Related Entities.

Under Section 7 of the Agreement Employee is entitled to base salary of $500,000 per annum. Employee hereby acknowledges that it is his understanding under the Agreement, and Employee hereby agrees, that such base salary to be paid under the Agreement in any calendar year is to be reduced by an amount equal to the $250,000 cash salary paid to Employee in respect of such year by or on behalf of American Property Investors, Inc., American Real Estate Holding LP or American Real Estate Partners LP.

In WITNESS WHEREOF, the undersigned has executed this letter as of the date first written above.

Keith Meister